UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009
Beach First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective November 4, 2009, the Board of Directors of Beach First National Bank (the “Bank”), the subsidiary of Beach First National Bancshares, Inc. (the “Company”), executed a Stipulation and Consent to the Issuance of a Consent Order (the “Order”) with the Office of the Comptroller of the Currency (the “OCC”).
The Order requires the Bank, among other things,
•	to continue to maintain an active compliance committee to monitor and coordinate compliance with the Order;

•	to develop within 90 days, a revised strategic plan covering at least a three-year period, which shall, among other things, include a specific description of the goals and objectives to be achieved, the targeted markets, and the specific Bank personnel who are responsible and accountable for the plan; and to obtain OCC approval prior to any significant deviation from this strategic plan;

•	to develop, within 90 days, a revised three-year capital plan for the Bank, which shall, among other things, include specific plans for maintaining adequate capital, a discussion of the sources and timing of additional capital and contingency plans for alternative sources of capital, and specific plans detailing how the Bank will comply with the requirements in the Consent, including the restrictions on brokered deposits; and to achieve within 120 days and thereafter maintain a Tier 1 capital to adjusted total assets ratio of 8.5% and a Total capital to risk weighted assets ratio of 12%.

•	to conduct a written assessment of the capabilities of the Bank’s executive officers and to provide additional training or make such changes as the Board may determine appropriate based on this assessment;

•	to revise and maintain, within 60 days, a liquidity risk management program, which assesses, on an ongoing basis, the Bank’s current and projected funding needs, and ensures that sufficient funds exist to meet those needs;

•	to revise, within 60 days, the loan policy, ensure implementation and adherence to the concentration management program, and establish an independent and ongoing loan review program to review quarterly the bank’s loan portfolio and Allowance for Loan and Lease Losses;

•	to adopt and implement a plan for monitoring, managing or strengthening the criticized assets to promote the best interests of the Bank; and

•	to develop and implement, within 30 days, an independent review and analysis process to ensure that appraisals conform to appraisal standards and regulations.
The Order also permits the OCC Director of the Special Supervision Division to extend the time periods under the Order upon written request. Any material failure to comply with the provisions of the Order could result in further enforcement actions by the OCC. In addition, if the OCC does not accept the capital plan or the Bank fails to achieve the minimum capital levels, the OCC may require that the Bank develop a plan to sell, merge or liquidate the Bank. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order, or that efforts to comply with the Order, particularly the limitations on interest rates offered by the Bank, will not have adverse effects on the operations and financial condition of the Company and the Bank.
The foregoing description of the Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 5, 2009, the Company issued a press release discussing the Order outlined in Item 1.01 and its financial results for the quarter ended September 30, 2009.
The foregoing description of the press release is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Form of Consent Order, effective November 4, 2009, issued by the Comptroller of the Currency in the matter of Beach First National Bank.

10.2	Form of Stipulation and Consent to the Issuance of a Consent Order, effective November 4, 2009, between the Comptroller of the Currency and Beach First National Bank.

99.1	Press release for the quarter ended September 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.
By:	/s/ Gary S. Austin
	Name:	Gary S. Austin
	Title:	Chief Financial Officer

Dated: November 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Consent Order, effective November 4, 2009, issued by the Comptroller of the Currency in the matter of Beach First National Bank.

10.2	Form of Stipulation and Consent to the Issuance of a Consent Order, effective November 4, 2009, between the Comptroller of the Currency and Beach First National Bank.

99.1	Press release for the quarter ended September 30, 2009.

5